As filed with the Securities and Exchange Commission on July 19, 2001

                                                                                                                                 Registration No.  333-59528
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------

                                 AMENDMENT NO. 2

                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------

                         QUERYOBJECT SYSTEMS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)

                                   94-3087939
                                  (IRS Employer
                             Identification Number)

                      ------------------------------------

                         One Expressway Plaza, Suite 208
                          Roslyn Heights New York 11577
                           (516) 228-8500 (Telephone)
                           (516) 228-8584 (Telecopier)
              (Address, Including Zip Code, and Telephone Number of
                    Registrant's Principal Executive Offices)

                      ------------------------------------

                                 Daniel M. Pess
                         QueryObject Systems Corporation
                         One Expressway Plaza, Suite 208
                          Roslyn Heights New York 11577
                                 (516) 228-8500
            (Name, Address, Including Zip Code, and Telephone Number
                              of Agent for Service)

                                    Copy to:
                              David J. Adler, Esq.
                          Kenneth A. Schlesinger, Esq.
                 Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                 505 Park Avenue
                            New York, New York 10022
                                 (212) 753-7200

                      ------------------------------------

         Approximate  date of  commencement  of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

         If the only securities  being registered on this Form are being offered pursuant to dividend or interest  reinvestment plans, please check the following
box. |_|

         If any of the  securities  being  registered  on  this  Form  are to be offered  on a  delayed  or  continuous  basis  pursuant  to Rule 415  under  the
Securities Act of 1933,  other than  securities  offered only in connection with
dividend or interest reinvestment plans, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list  the  Securities  Act  registration  statement  number  of the  earlier
effective registration statement for the same offering. |_|

         If this  Form is a  post-effective  amendment  filed  pursuant  to Rule
462(c) under the Securities Act, check the following box and list the Securities
Act  registration   statement  number  of  the  earlier  effective  registration
statement for the same offering. |_|

         If delivery of the  prospectus  is expected to be made pursuant to Rule
434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

                                                                          Proposed         Proposed
                                                         Amount            Maximum          Maximum            Amount of
      Title of Each Class of                             to be         Offering Price      Aggregate          Registration
    Securities to be Registered                      Registered (1)       Per Share     Offering Price           Fee(4)
    ---------------------------                      --------------       ---------     --------------           ------

Common Stock issued in a private                     11,611,111            $.45(2)        $5,225,000          $1,306.25
placement consummated in
February and April 2001 (the
"2001 Private Placement")

Common Stock issuable upon the                       24,383,333            $.485(3)      $11,825,916.51       $2,956.48(3)
exercise of Warrants issued in the
2001 Private Placement (the
"2001 Warrants")

Common Stock issuable to                              1,161,111            $.485(3)         $563,138.84         $140.78(3)
EarlyBirdCapital, Inc. ("EBC")
upon the exercise of an option
(the "EarlyBird Option") granted
to EBC in connection with the
2001 Private Placement

Common Stock issuable upon the                        2,438,333            $.485(3)       $1,182,591.51         $295.65(3)
exercise of 2001 Warrants
issuable to EBC upon the exercise
of the EarlyBird Option (the "EBC Warrants")

TOTAL                                                39,593,888                          $18,796,646.86       $4,699.16(4)
                                                     ==========                          ==============       ===========

                                       2

(1)  In the  event of a stock  split,  stock  dividend  or  similar  transaction involving the Common Stock, the shares registered hereby will automatically be  increased  pursuant  to Rule  416 of the  Securities  Act of  1933,  as amended, to cover the additional shares of Common Stock required to prevent dilution.  Pursuant  to Rule 416,  the  number  of shares to be  registered hereunder is subject to  adjustment  and could be greater or less than such estimated  amount  depending  upon  factors that cannot be predicted by the
     Company  at  this  time,  including,  among  others,  stock  splits,  stock dividends and similar transactions,  the effect of anti-dilution provisions contained in the 2001 Warrants in accordance with the terms thereof.

(2)  Estimated  in  accordance  with  Rule  457(c)  solely  for the  purpose  of calculating the  registration fee based upon the closing sales price of the high and low price of the  Company's  Common  Stock,  $.003 par value  (the
     "Common Stock"), on the American Stock Exchange on April 20, 2001.

(3)  The exercise price of each of the 2001  Warrants,  the EBC Warrants and the
     EarlyBird  Option is $.485.  Pursuant to Rule 457(g),  the registration fee for the common stock  underlying such securities is calculated on the basis of the exercise price thereof.

(4)  The Company  previously paid a registration  fee of $4,798.78 in connection with the initial filing.

            The  Registrant  hereby amends this  Registration  Statement on such date or  dates as may be  necessary  to  delay  its  effective  date  until  the
Registrant shall file a further  amendment which  specifically  states that this
Registration  Statement  shall  thereafter  become  effective in accordance with
Section  8(a)  of  the  Securities  Act  of  1933,  as  amended,  or  until  the
Registration Statement shall become effective on such date as the Securities and
Exchange Commission, acting pursuant to said Section 8(a) may determine.

                              --------------------

                                       3

PROSPECTUS
                        39,593,888 SHARES OF COMMON STOCK

                         QUERYOBJECT SYSTEMS CORPORATION

         The selling  stockholders  listed on pages 10 to 14 of this  prospectus are offering and selling up to 39,593,888  shares of our common  stock.  Of such shares,  11,611,111  were  issued  in a  private  placement,  and the  remaining
27,982,777  shares are issuable upon the exercise of warrants or options  issued or granted in or in connection  with that private  placement.  All proceeds from the sale of the  common  stock  under  this  prospectus  will go to the  selling stockholders.  We will not  receive  any  proceeds  from the sale of such common stock. We will, however,  receive the exercise price of the warrants at the time their holders may exercise them.

         Our common stock is listed under the symbol "OBJ" on the American Stock
Exchange.  The y last reported sale price on the American Stock Exchange for our common stock on July 18, 2001 was $.50 per share.

--------------------------------------------------------------------------------

         THIS  INVESTMENT  INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON
PAGES 5 THROUGH 13 OF THIS PROSPECTUS.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  THEY
HAVE NOT MADE, NOR WILL THEY MAKE, ANY DETERMINATION AS TO WHETHER ANYONE SHOULD
BUY THESE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

                  The date of this Prospectus is July __, 2001.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................4

RISK FACTORS...................................................................6

         We are likely to need further financing to continue our operations.

         We have had a history of operating  losses and project  future  losses;
therefore  we have  substantial  doubt  about our ability to continue as a going concern.

         Our revenues  depend on sales of QueryObject  System and the successful development of the IQO application  service  offering.  We are uncertain whether there will be broad market acceptance of these products.

         We are  seeking  to develop  additional  strategic  relationships  with indirect  channel  partners to increase  sales,  but we may be unable to attract effective  partners  and we will have  lower  gross  margins  for sales  through indirect channel partners.

         We are  dependent  on a few  significant  customers  and the  loss of a single customer could adversely affect our business.

         We are  dependent  on  sales  to our  international  customers  and our customers  located  in Italy  and the loss of these  customers  could  adversely affect our business.

         We are  dependent  on a few key  personnel  and we need to attract  and retain highly qualified technical, sales, marketing,  development and management personnel.

         We lack proprietary  technology protection of our products and may risk infringement upon technology developed by others.

         Our  international  sales  have  declined  significantly  and we may be unable to successfully establish foreign operations.

         We can give no assurances that our forward  looking  statements will be correct.

         We have a  significant  amount of  authorized  but  unissued  preferred stock, which may affect the likelihood of a change of control in our company.

         The terms of a private  placement we  consummated  in February 2001 and
April  2001requires us to grant  additional  warrants until we have an effective registration statement.

         We have a significant number of outstanding  warrants and options,  the exercise  of which  would  dilute  the  then-existing  stockholders'  percentage ownership of our common stock.

                               PROSPECTUS SUMMARY

                         QUERYOBJECT SYSTEMS CORPORATION

            We develop and market  proprietary  business  intelligence  software solutions that enable business managers to leverage  existing  corporate data in making strategic decisions. We have realized limited sales of our products.

            Through  the  evolution  of  technology,   businesses  operating  in
transaction  intensive  industries,  such  as  telecommunications,   healthcare,
insurance and financial services,  have dramatically  increased their ability to gather and store large amounts of data generated from various sources. Contained within the accumulated  data is information  that, if extracted  effectively and efficiently,  can be used to  enhance  strategic  corporate  development.  While companies have invested heavily in capturing data, they have only begun to focus significant resources on the management and analysis of such data; consequently, the data gathering and analysis industry is experiencing  significant growth. We developed our software  products in response to the growing  recognition  of the strategic
value of analyzing these increasing  volumes of data. We believe our QUERYOBJECT
SYSTEM is a highly  scalable  and  efficient  solution  for  providing  business intelligence  applications  and users  with all the  relevant  information  from corporate  data.  QUERYOBJECT  SYSTEM is designed  as a powerful  OLAP (On- Line
Analytical  Processing)  data  mart  solution  that  transforms  mainframe  size databases into highly compact and portable mathematical representations that fit onto standard PC laptops.

            In March  1999,  we formed  INTERNETQueryObject  Corporation,  which sells application services.  IQO has developed the CustomerView  application,  a turnkey  analytical  application  for the  retail  industry.  To  date,  IQO has realized limited sales of its application services.

            Our principal executive offices are located at One Expressway Plaza,
Suite  208,  Roslyn  Heights,  New York  11577.  Our  telephone  number is (516)
228-8500.

FINANCIAL CONDITION AND RECENT DEVELOPMENTS

            Investors in our common stock should be aware of the following  with respect to our financial condition:

          o    We have incurred significant operating losses since our inception in February 1989;

          o    We  have   incurred   negative  cash  flows  from  our  operating
               activities;

          o    The independent  accountants' report on our financial  statements for the year ended  December  31, 2000 states that our  recurring losses from  operations  and  negative  cash flow from  operating activities raise  substantial doubt about our ability to continue as a going concern; and

          o    At March 31, 2001 we had an accumulated deficit of $54,736,505.

            As a result of our financial condition,  in April 2001 we decided to reduce our operating expenses to conserve cash. As a result, we reduced our full time employees by 32% which enabled us to eliminate the expenses associated with theses employees (i.e., travel expenses, employee benefits, etc.). The reduction in payroll  expense  combined with the related lower expenses noted above should result in an annual saving of approximately $2,300,000 per year.

                                  RISK FACTORS

            AN INVESTMENT IN THE SHARES  OFFERED BY THIS  PROSPECTUS  INVOLVES A
HIGH DEGREE OF RISK. YOU SHOULD  CAREFULLY  CONSIDER THE FOLLOWING RISK FACTORS,
AS  WELL  AS  INFORMATION  CONTAINED  AND  INCORPORATED  BY  REFERENCE  IN  THIS
PROSPECTUS BEFORE DECIDING TO INVEST IN OUR COMMON STOCK.

WE WILL NEED FURTHER FINANCING TO CONTINUE OUR OPERATIONS.

            We have had a limited  operating  history as a software  product and application  services  company,  have not made significant sales of our products and services and our revenues are difficult to predict.  Our total  revenues for the three months ended March 31, 2001 and the year ended  December 31, 2000 were
$313,181 and $1,715,841,  respectively.  In February and April 2001, we received net proceeds of approximately $2,369,000 from the initial and final closing of a private
placement of common stock.  However,  given our continued  operating  losses, we anticipate that, even with the anticipated  proceeds from the private placement, our cash and cash  equivalent  balance will be  insufficient to satisfy our cash
flow  requirements  through  December  31,  2001.  Accordingly,   we  will  need
additional financing to continue operations.  We cannot predict whether we would be successful in raising additional funds. We have no commitments, agreements or understandings  regarding  additional  financings and we may be unable to obtain additional financing on satisfactory terms or at all.

WE HAVE HAD A HISTORY OF OPERATING  LOSSES AND PROJECT FUTURE LOSSES;  THEREFORE
WE HAVE SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

            At March 31, 2001, our accumulated deficit was $54,736,505.  For the three months  ended March 31, 2001 and the fiscal year ended  December 31, 2000, we incurred net losses of  $3,158,092  and  $10,240,366,  respectively.  We have incurred  a net  loss in each  year of our  existence,  and  have  financed  our operations  primarily  through sales of equity and debt securities.  Our expense levels are high and our  revenues  are  difficult  to predict.  The  independent accountants' report on our financial  statements for the year ended December 31,
2000 states that our  recurring  losses from  operations  and negative cash flow from operating  activities raise substantial doubt about our ability to continue as a going concern.

            We expect to incur net losses  for the  foreseeable  future.  We may never achieve or sustain significant revenues or profitability on a quarterly or annual  basis in the future.  Our future  operating  results will depend on many factors, including:

          o    product demand
          o    product and price competition in our industry
          o    our success in expanding our direct sales force and  establishing indirect channel partners

          o    our  ability to develop and market  products  that keep pace with technological developments and emerging industry standards
          o    the  percentage  of our revenues  that is derived  from  indirect channel partners o our ability to control costs

OUR  REVENUES  DEPEND  ON  SALES  OF  QUERYOBJECT   SYSTEM  AND  THE  SUCCESSFUL
DEVELOPMENT OF THE IQO APPLICATION  SERVICE  OFFERING.  WE ARE UNCERTAIN WHETHER
THERE WILL BE BROAD MARKET ACCEPTANCE OF THESE PRODUCTS.

            Substantially  all of our  revenue  for the  foreseeable  future  is expected to be derived from sales of QUERYOBJECT SYSTEM and from our subsidiary,
IQO.  Through March 31, 2001, we had software  product  revenue from the sale of
only  48  QUERYOBJECT  SYSTEMS,   including  those  sold  pursuant  to  reseller
agreements  for the resellers' own use. Our future  financial  performance  will depend upon customer acceptance of the QUERYOBJECT SYSTEM and the development of new and enhanced versions of the product, such as the IQO service offering, that meet an expanding  range of customer  requirements.  If we fail to achieve broad market acceptance of QUERYOBJECT SYSTEM or fail to successfully  develop the IQO or other service offerings and achieve broad market  acceptance,  we will not be able to continue operating.

WE ARE  SEEKING TO DEVELOP  ADDITIONAL  STRATEGIC  RELATIONSHIPS  WITH  INDIRECT
CHANNEL  PARTNERS TO INCREASE SALES,  BUT WE MAY BE UNABLE TO ATTRACT  EFFECTIVE
PARTNERS AND WE WILL HAVE LOWER GROSS MARGINS FOR SALES THROUGH INDIRECT CHANNEL
PARTNERS.

            As part of our  sales  and  marketing  efforts,  we are  seeking  to develop additional strategic  relationships with indirect channel partners, such as original equipment  manufacturers and value-added resellers,  to increase the number of our customers.  We currently are investing,  and intend to continue to invest,  significant resources to develop indirect channel partners. Our results of operations  will be adversely  affected if we are unable to attract  indirect channel partners to market our products  effectively and provide timely and cost effective customer support and service. If we successfully sell products through these sales channels,  the lower unit prices we expect to receive for such sales will result in our gross margins being lower than if we had sold those  products through our direct sales force.

WE ARE  DEPENDENT  ON A FEW  SIGNIFICANT  CUSTOMERS  AND THE  LOSS  OF A  SINGLE
CUSTOMER COULD ADVERSELY AFFECT OUR BUSINESS.

            For the three  months ended March 31, 2001 and the fiscal year ended
December 31, 2000, two customers and five customers, respectively, accounted for
80% and 73% of our total revenues,  respectively. We have no long-term contracts with any of these  customers  and we are unsure if we will  realize  significant future  revenues from any of them. We also expect for the  foreseeable  future a relatively small number of customers and value-added  resellers will account for a significant  percentage of our revenues.  The loss of any such customer  would have a material adverse effect on our operating results and financial condition.

WE ARE  DEPENDENT  ON SALES TO OUR  INTERNATIONAL  CUSTOMERS  AND OUR  CUSTOMERS
LOCATED  IN ITALY AND THE LOSS OF THESE  CUSTOMERS  COULD  ADVERSELY  AFFECT OUR
BUSINESS.

            For the three month period ended March 31, 2001,  our  international sales  accounted  for 35% of the total  revenue,  of which  sales to our Italian customers accounted for 27% of our total revenue.
We have no long-term  contracts with any of these customers and we are unsure if we will realize  significant  future  revenues from any of them. The loss of any such customer would have a material adverse effect on our operating  results and financial condition.

            In  January   2001,   we  shifted  our  strategy   with  respect  to
international sales to pursue a partner  distribution model rather than a direct sales model.  We are unsure whether this new approach will enable us to increase our  international  sales. We anticipate that expanded  international  sales, if any, will continue to be denominated in U.S.  dollars.  An increase in the value of the U.S. dollar relative to foreign  currencies  could make our products more expensive and,  therefore,  potentially  less  competitive in those markets.  In addition,  there are certain risks inherent in international business activities including:

          o    an  increase  in the value of U.S.  dollars  relative  to foreign currencies
          o    unexpected changes in regulatory requirements
          o    tariffs and other trade barriers
          o    costs of localizing products for foreign countries
          o    longer accounts receivable payment cycles

WE ARE DEPENDENT ON A FEW KEY PERSONNEL AND WE NEED TO ATTRACT AND RETAIN HIGHLY
QUALIFIED TECHNICAL, SALES, MARKETING, DEVELOPMENT AND MANAGEMENT PERSONNEL.

            Our  future  performance   depends  in  significant  part  upon  the
continued service of key technical,  sales and senior management personnel.  The loss of the services of one or more of our key employees, in particular,  Robert
Thompson, our Chief Executive Officer,  Joseph M. Valley, Jr., our new President
and Chief Operating  Officer,  and Daniel M. Pess, our Chief Financial  Officer,
could have a material  adverse  effect on our  business,  operating  results and financial  condition.  We have  employment  agreements with Mr. Thompson and Mr.
Pess that expire in December  2001 and an employment  agreement  with Mr. Valley that expires in October,  2001. We are currently  negotiating to extend the term of the  employment  agreements  of Messrs.  Thompson,  Pess and  Valley.  We are uncertain  whether  we  will  be  successful  in  extending  any or all of  such employment agreements.

            Our  future  success  also  depends  on our  continuing  ability  to
attract,  train  and  retain  highly  qualified  technical,   sales,  marketing,
development and managerial personnel. Competition for such personnel is intense, and we may be unable to retain key technical,  sales, development and managerial employees or attract,  assimilate  or retain other highly  qualified  technical, sales,  development and managerial  personnel in the future. If we are unable to hire such  personnel on a timely  basis,  our  business,  operating  results and financial condition could be materially adversely affected.

WE  LACK  PROPRIETARY  TECHNOLOGY  PROTECTION  OF  OUR  PRODUCTS  AND  MAY  RISK
INFRINGEMENT UPON TECHNOLOGY DEVELOPED BY OTHERS.

            We rely primarily on a combination of trade secrets, confidentiality agreements and contractual provisions to protect our proprietary technology.  We license  rather  than sell our  software  and  require  licensees  to enter into license agreements that impose certain  restrictions on their ability to utilize the software.  In addition,  we seek to avoid  disclosure of our trade  secrets, including  but not  limited  to  requiring  those  persons  with  access  to our proprietary  information to execute  confidentiality  agreements and restricting access to our source code. These steps afford only limited protection.  While we have applied for a patent for our Internet streaming  technology,  we are unable to predict  whether we will receive such patent and we have no other  patents or patent  applications  pending.  Despite our  efforts to protect our  proprietary rights,  unauthorized  parties  may attempt to copy  aspects of our  products or obtain and use information that we regard as proprietary.  Policing unauthorized use of our products may be difficult and costly,  and software piracy may become a persistent  problem.  In addition,  the laws of some foreign  countries do not protect our  proprietary  rights to as great an extent as the laws of the United
States.  We are  unable to  predict  whether we have  adequately  protected  our proprietary  rights  or if  competitors  will  independently  develop  the  same technology.

            From time to time,  third parties may assert  patent,  copyright and other  intellectual  property  claims  against  us. If we are  unable to license protected  technology  that may be used in our products,  we could be prohibited from manufacturing and marketing such products.  We also could incur substantial costs to redesign our  products,  to defend any legal action taken against us or to pay  damages  to any  infringed  party.  Litigation,  which  could  result in substantial cost to and diversion of our resources,  may be necessary to enforce our  other  intellectual  property  rights  or  to  defend  us  against  claimed infringement of the rights of others.

WE CAN GIVE NO ASSURANCES THAT OUR FORWARD LOOKING STATEMENTS WILL BE CORRECT.

            Certain forward-looking  statements,  including statements regarding our expected financial  position,  business and financing plans are contained in this  prospectus or are  incorporated  in documents  annexed as exhibits to this prospectus.  These forward-looking  statements reflect our views with respect to future events and financial performance. The words, "believe," "expect," "plans"
and "anticipate" and similar expressions  identify  forward-looking  statements.
Although we believe  that the  expectations  reflected  in such  forward-looking statements are reasonable,  we can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such  expectations are disclosed in this prospectus.  All subsequent written and oral  forward-looking  statements  attributable to us are expressly qualified in their entirety by the cautionary  statements.  We caution readers not to place undue reliance on these forward-looking  statements,  which speak only as of their dates.  We undertake no obligations to publicly update or revise any forward-looking  statements,  whether as a result of new information, future events or otherwise.

WE HAVE A SIGNIFICANT  AMOUNT OF AUTHORIZED BUT UNISSUED  PREFERRED STOCK, WHICH
MAY AFFECT THE LIKELIHOOD OF A CHANGE OF CONTROL IN OUR COMPANY.

            Our Board of Directors has the authority,  without further action by the  stockholders,  to issue up to 4,000,000  shares of preferred  stock on such terms and with such rights,  preferences and  designations,  including,  without limitation  restricting  dividends on our common  stock,  dilution of the voting power of our common stock and impairing the liquidation rights of the holders of our  common  stock,  as  the  Board  may  determine  without  any  vote  of  the stockholders.  Issuance  of such  preferred  stock,  depending  upon the rights, preferences and designations thereof may have the effect of delaying,  deterring or  preventing  a  change  in  control.  In  addition,  certain  "anti-takeover"
provisions of the Delaware  General  Corporation  Law,  among other things,  may restrict  the  ability  of our  stockholders  to  authorize  a merger,  business combination or change of control.

THE TERMS OF A PRIVATE  PLACEMENT  WE  CONSUMMATED  IN  FEBRUARY  2001 AND APRIL
2001REQUIRES  US TO  GRANT  ADDITIONAL  WARRANTS  UNTIL  WE  HAVE  AN  EFFECTIVE
REGISTRATION STATEMENT.

            Under the terms of a private  placement we  consummated  in February
2001 and April 2001,  we were  required to have filed and declared  effective by the Securities and Exchange Commission on or before June 19, 2001 a registration statement  relating  to the  resale of the  common  stock (i)  purchased  in the private  placement and (ii) underlying the warrants and purchase option.  If the registration statement is not declared effective by June 19, 2001, then for each month that the  registration  statement is not declared  effective until January
19, 2003 we must grant the selling stockholders warrants to purchase a number of shares of our common  stock equal to 5% of the number of warrants  purchased  by the selling  stockholders  in the private  placement  (and,  as to the placement agent,  5% of the number of warrants  underlying the purchase  option).  We were unable to have the  registration  statement  declared  effective before June 19,
2001 and  accordingly  we granted  warrants to purchase an additional  1,277,222 shares of common stock at an exercise price of $.485 per share.

WE HAVE A SIGNIFICANT NUMBER OF OUTSTANDING  WARRANTS AND OPTIONS,  THE EXERCISE
OF WHICH WOULD DILUTE THE THEN-EXISTING  STOCKHOLDERS'  PERCENTAGE  OWNERSHIP OF
OUR COMMON STOCK.

            As of July 1,  2001,  we have  outstanding  options to  purchase  an aggregate of 5,301,104 shares of our common stock at a weighted average exercise price of $2.20 per share and  outstanding  warrants to purchase an  aggregate of
24,952,305  shares of our common stock at a weighted  average  exercise price of
$.79 per share.  The  outstanding  warrants  include  (i)  warrants  to purchase
4,100,000  shares of our common stock,  the exercise  price of which was reduced from $.925 per share to $.485 per share and (ii) warrants to purchase  5,011,116 shares  of our  common  stock  at an  exercise  price of $.485  per  share.  The reduction in exercise price of the warrants and the additional warrants resulted from a reduction  in the market  price of our common  stock  between the initial closing and the final closing of a private  placement we consummated in February
2001 and April 2001. In addition,  the outstanding  warrants include warrants to purchase an additional  1,277,222 shares of common stock that we granted because this  registration  statement  was not declared  effective on or before June 19,
2001. If we had not been required to grant any additional warrants or reduce the exercise  price of any  warrants,  we would  have had  outstanding  warrants  to purchase an aggregate of 18,094,995 shares of common stock at a weighted average of an exercise price of $1.32 per share.

            The  exercise  of all  of  the  outstanding  warrants  and  options, including  the exercise of options and warrants by Selling  Stockholders,  would dilute the then-existing stockholders' percentage ownership of common stock, and any sales in the public  market of the common stock  issuable upon such exercise could  adversely  affect  prevailing  market  prices  for the common  stock.  In addition,  the  existence of a  significant  amount of  outstanding  options and warrants may encourage short selling by Selling Stockholders or others since the exercise of the outstanding  options and warrants could depress the price of our common  stock.  Moreover,  the  terms  upon  which we  would  be able to  obtain additional  equity  capital could be adversely  affected  because the holders of such  securities  can be expected to exercise or convert  them at a time when we would,  in all  likelihood,  be able to obtain any needed  capital on terms more favorable than those provided by such securities.

                                 USE OF PROCEEDS

            The shares of common stock offered  hereby are being  registered for the account of the  selling  stockholders  identified  in this  prospectus.  See
"Selling  Stockholders." All net proceeds from the sale of the common stock will go to the stockholders who offer and sell their shares.  We will not receive any part of the proceeds from such sales of common stock. We will, however,  receive the exercise price of any warrants and options that may be exercised.  If all of the warrants and options were exercised, we would realize proceeds in the amount of $11,825,917.  Such proceeds would be contributed to working capital and would be used for general corporate purposes.

                             ADDITIONAL INFORMATION

            We have filed  with the  Securities  and  Exchange  Commission  (the
"SEC") a  registration  statement  on Form S-3 under the  Securities  Act,  with respect to the resale of common stock. This prospectus, which constitutes a part of that registration  statement,  does not contain all the information contained in that registration  statement and its exhibits.  For further  information with respect  to us and  our  common  stock,  you  should  consult  the  registration statement and its exhibits.  Statements contained in this prospectus  concerning the provisions of any documents are  necessarily  summaries of those  documents, and each  statement is qualified in its entirety by reference to the copy of the document  filed  with  the  SEC.  The  registration  statement  and  any  of its amendments,  including exhibits filed as a part of the registration statement or an amendment to the  registration  statement,  are available for  inspection and copying  through  the  entities  listed  below.  See  "Where  You Can Find  More
Information."

                       WHERE YOU CAN FIND MORE INFORMATION

            We file annual,  quarterly and special reports, proxy statements and other  information  with the SEC.  You may read and copy any document we file at the SEC's public  reference  rooms in  Washington,  D.C., New York, New York and
Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public  reference rooms. Our SEC filings are also available to the public from the SEC's Web site at "http://www.sec.gov."

                                       10

            The SEC allows us to  "incorporate  by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information  incorporated by reference is considered to be part of this  prospectus,  and  information  that we file later with the SEC will  automatically  update  and  supersede  this  information.  We incorporate  by reference the documents  listed below and any future  filings we will  make  with  the SEC  under  Sections  13(a),  13(c),  14 or  15(d)  of the
Securities Exchange Act of 1934:

               (1)  Our Annual Report on Form 10-KSB for the year ended December
                    31, 2000, as amended;

               (2)  Our  Quarterly  Report on Form 10-QSB for the quarter  ended
                    March 31, 2001, as amended.

               (3)  Our Application for Registration of our common stock on Form
                    8-A dated  November  7, 1997,  as amended on  September  11,
                    2000.

            You may  request a copy of the  filings,  at no cost,  by writing or telephoning the following address:

                    QueryObject Systems Corporation
                    One Expressway Plaza, Suite 208,
                    Roslyn Heights, New York 11577
                    Attention: Chief Financial Officer
                    (516) 228-8500

            When you are deciding  whether to purchase the shares being  offered by this prospectus, you should rely on the information incorporated by reference or provided in this prospectus or any supplement.  We have not authorized anyone else to provide you with different  information.  We are not making any offer of the shares in any state where the offer is not permitted.  You should not assume that the  information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                              SELLING STOCKHOLDERS

            The following list of selling stockholders  includes,  the number of shares of common  stock  beneficially  owned,  the  maximum  number of shares of common  stock to be sold in the  Offering  by the selling  stockholders  and the number  of  shares  of  common  stock to be  beneficially  owned by the  selling stockholders  after  the  Offering  (assuming  sale of such  maximum  number  of shares). No such selling  stockholder has been an officer,  director or employee of us for the past three years.  Currently,  we have 21,972,768 shares of common stock  issued and  outstanding.  The number of shares to be sold in the Offering includes  27,982,777  shares of  common  stock  issuable  upon the  exercise  of warrants and options.  If all such  warrants  and options are  exercised  and we issue no  additional  shares of common stock or retire or redeem any  additional shares  of  common  stock  we  will  have  49,955,545  shares  of  common  stock outstanding  and such shares  issuable upon the exercise of options and warrants will constitute 54% of our outstanding common stock.

                                       11

            The shares being  offered  hereby  relate to the resale of shares of common stock and common stock  underlying  warrants or placement  agent purchase options each acquired in a private placement of units in which the first closing was  held  in  February  2001  and a  second  closing  was  held in  April  2001
(collectively the "2001 Private Placement"). Each unit consisted of one share of common  stock  and  two  redeemable  common  stock  purchase  warrants.  We sold
2,050,000  units at the February  2001 closing at a per-unit  purchase  price of
$.60 per unit and the initial exercise price of the warrants was $.925 per share subject  to  adjustment.  The  per-unit  purchase  price was based on 75% of the average of the closing  sales price of our common stock in the  five-day  period ended two days prior to the February  2001  closing.  In April 2001,  we had the final closing of the private  placement and sold  7,055,556  units at a purchase price of $.27 per unit.  The per-unit  purchase  price at the final  closing was based on 75% of the  average of the closing  sales price of our common  stock in the five-  day  period  ended  two days  prior to the  April  2001  closing.  In addition,  the exercise price of the warrants  granted at the April 2001 closing was $.485 per share. Under the terms of the 2001 Private Placement, the per-unit purchase  price of the units sold at the February  2001 closing and the exercise price of the warrants  granted at the February  2001 closing were required to be adjusted to the per- unit purchase price and  per-warrant  exercise price of the units  sold and  warrants  granted at the April  2001  closing  if the  per-unit purchase  price and warrant  exercise price at the April 2001 closing were lower than the February 2001 closing.  As a result of these terms,  the  purchasers in the February 2001 closing  received an aggregate of 2,505,558  additional  units and the exercise price of their warrants was reduced to $.485 per share. We also granted  EarlyBirdCapital,  Inc.,  the  placement  agent  in  the  2001  Private
Placement,  an option to  purchase  1,161,111  units,  which  includes  warrants exercisable at an exercise price of $.485.  EarlyBirdCapital.com,  Inc. acquired their securities as compensation for services as the  broker-dealer for the 2001
Private Placement.

            In addition  to issuing  shares  upon the  exercise of warrants  and options, we have the following obligations to the selling stockholders:

               o    We must file and have declared  effective by the  Securities and  Exchange  Commission  on or  before  June  19,  2001  a
                    Registration  Statement relating to the resale of the common stock (i)  purchased in the 2001 Private  Placement and (ii)
                    underlying  the  warrants  and  purchase   option.   If  the
                    Registration Statement is not declared effective by June 19,
                    2001, then for each month that the Registration Statement is not declared  effective until January 19, 2003 we must grant the  selling  stockholders  warrants to purchase a number of shares  of our  common  stock  equal to 5% of the  number of warrants  purchased  by  the  selling  stockholders  in  the private placement (and, as to the placement agent, 5% of the number of warrants  underlying the purchase option). We were unable to have the Registration Statement declared effective before June 19, 2001 and accordingly we granted  warrants to purchase an additional  1,277,222  shares of common stock at an exercise price of $.485 per share.

                                       12

               o    With respect to the registration  statement,  we have agreed
                    to  indemnify  the  selling   shareholders  against  certain
                    expenses, claims, losses, damages and liabilities (or action in respect thereof). We will pay the expenses of registering the shares under the Securities Act, including  registration and  filing  fees,  blue sky  expenses,  printing  expenses, accounting fees, administrative expenses and our own counsel fees.

               o    EarlyBirdCapital,  Inc. has a 30-day right of first  refusal terminating  February 7, 2004 to  underwrite or place future offerings  for which we engage the services of an investment banker.

               o    Until February 2004, EarlyBirdCapital, Inc. has the right to either  appoint a person to our Board of Directors or send a representative  to  observe  each  meeting  of our  Board of
                    Directors.

            A selling  stockholder  may sell all or part of the shares of common stock registered for its account hereunder. To the extent that, pursuant to Rule
13d-3 of the Securities  Exchange Act of 1934, as amended, a selling stockholder may be deemed to be the  beneficial  owner of shares  held by one or more  other beneficial  owners of common  stock,  we have included all of such shares in the information presented in the table.

                                       13

                                                                                                                    Percent to
                                    Shares                   Percent          Maximum              Shares to be     be
                                    Beneficially             Beneficially     Number of            Beneficially     Beneficially
                                    Owned Prior to           Owned Prior      Shares to be         Owned after      Owned after
                                    this Offering            to this          Offered for          this             this
                                    (1)                      Offering (1)     Resa;e               Offering(1)      Offering (1)
                                    --------------------------------------------------------------------------------------------

Barry Rubenstein                    16,266,718 (2)             52.2%         13,203,704            3,063,014             9.9%
68 Wheatley Road
Brookville, New York
11545

Dalewood Associates,                 1,362,963                   16%          3,955,556 (3)                0             --
L.P.
One State Street Plaza
New York, NY 10004

Brookwood Partners,                  1,184,139 (4)              5.2%          1,148,148               35,991             *
L.P.
68 Wheatley Road
Brookville, NY 11545

Seneca Ventures                      1,942,229 (5)              8.4%          1,722,223              220,006             *
68 Wheatley Road
Brookville, NY 11545

Wheatley Foreign                     8,230,336 (6)             31.4%          6,314,814            1,915,522             7.4%
Partners, L.P.
68 Wheatley Road
Brookville, NY 11545

Wheatley Partners, L.P.              8,230,336                 31.4%          6,314,814            1,915,522             7.4%
68 Wheatley Road
Brookville, NY 11545

Woodland Partners                    1,273,997 (7)              5.6%          1,148,148              125,849             *
68 Wheatley Road
Brookville, NY 11545

Woodland Venture                     1,982,718 (8)              8.6%          1,722,223              260,495             1.1%
Fund
68 Wheatley Road
Brookville, NY 11545

                                      -10-

EarlyBirdCapital, Inc.               1,277,222                  5.3%          3,599,444(9)              0                  --
One State Street Plaza
24th Floor
New York, NY 10004

Jay H. Bernstein                       918,519                  4.1%            918,519                 0                  --

Philip Bloom                           287,037                  1.3%            287,037                 0                  --

Stanley H. Blum IRA                    574,074                  5.0%         2.6574,074                 0                  --

Caselli Revocable                      574,074                  3.8%         2.6574,074                 0                  --
Trust

Barry Fingerhut                      9,450,464                 34.3%          7,462,962            1,987,502              7.4%
767 Fifth Avenue,
45th Floor New York,
New York 10153

Finkel, Shelly and                     287,037                  1.3%            287,037                 0                  --
Beth, JTWROS

Lloyd Goldman                        1,148,148                  5.0%          1,148,148                 0                  --

Flemington Fur Co.,                    861,112                  3.8%            861,112                 0                  --
LLC

William S. Gould                       287,037                  1.3%            287,037                 0                  --

Gerald Josephson                       574,074                  2.6%            574,074                 0                  --

Dalewood 2 Private
Technology Limited                   1,425,926                   16%          4,018,519                 0                  --
One State Street Plaza
24th Floor
New York, New York
10004

James Krantz                           287,037                  1.3%            287,037                 0                  --

Susan Lary                             287,037                  1.3%            287,037                 0                  --

Irwin Lieber                         9,519,214                 36.3%          7,462,962            2,056,252              7.9%
767 Fifth Avenue,
45th Floor
New York, New York
10153

Abby Oxenhorn                          287,037                  1.3%            287,037                 0                  --

                                      -11-

Eli Oxenhorn                         1,148,148                  5.0%         1,148,148                  0                  --

Seth Oxenhorn                          287,037                  1.3%           287,037                  0                  --

Peconic Fund Ltd.                      574,074                  2.6%           574,074                  0                  --

Joseph Perotta                         287,037                  1.3%           287,037                  0                  --

Richard J. Rosenstock,                 574,074                  2.6%           574,074                  0                  --
Rev. Lvg. Trust

Claudia Rouhana                      1,722,223                  7.4%         1,722,223                  0                  --
5 Prospect Lane
Sands Point, NY 11050

Maurice Shamah                         287,037                  1.3%           287,037                  0                  --

Alan Silverman                         574,074                  2.6%           574,074                  0                  --

Stourbridge                            287,037                  1.3%           287,037                  0                  --
Investments Ltd.

Wein, Stephen and                      344,444                  1.6%           344,444                  0                  --
Edith, JTWROS

----------------------------------
       *           Less than one percent

(1)  A person is deemed to be the beneficial owner of voting securities that can be acquired  by such  person  within 60 days after the date hereof upon the exercise of options,  warrants or convertible  securities.  Each beneficial owner's  percentage  ownership  is  determined  by assuming  that  options, warrants or  convertible  securities  that are held by such person (but not those held by any other person) and that are currently  exercisable  (I.E., that  are  exercisable  within  60 days  from the date  hereof)  have  been exercised. Unless otherwise noted, we believe that all persons named in the table have sole  voting  and  investment  power with  respect to all shares beneficially owned by them.

(2)  Based  upon  information  contained  in a report  on a  Schedule  13D filed jointly by Barry  Rubenstein,  Wheatley Foreign Partners,  L.P.  ("Wheatley
     Foreign"),   Wheatley   Partners,   L.P.   ("Wheatley"),   Seneca  Ventures
     ("Seneca"),  Woodland Venture Fund ("Woodland  Fund"),  Woodland  Partners,
     Rev-Wood  Merchant  Partners   ("Rev-Wood"),   Brookwood   Partners,   L.P.
     ("Brookwood") and certain other entities with the SEC and a Form 4 filed by
     Mr. Rubenstein with the SEC as well as certain other information.  Includes
     64,237 shares of our common stock issuable upon exercise of options held by
     Mr.  Rubenstein and 777,778 shares  issuable upon exercise of warrants held by Mr.  Rubenstein.  Also  includes  (i)  778,819  shares of  common  stock issuable  upon  exercise  of  warrants  held  by  Woodland  Partners,  (ii)
     1,167,709 shares of common stock issuable upon exercise of warrants held by
     Woodland  Fund,  (iii)  1,167,709  shares of  common  stock  issuable  upon exercise of warrants held by Seneca,  (iv) 3,937,515 shares of common stock issuable upon exercise of warrants held by Wheatley,  (v) 342,346 shares of common stock  issuable upon exercise of warrants held by Wheatley  Foreign,
     (vi) 200,000  shares of common stock issuable upon exercise of options held by Rev-  Wood and  (vii)  777,777  shares of  common  stock  issuable  upon exercise of warrants held by Brookwood. Mr. Rubenstein disclaims beneficial ownership  of the  securities  held by Woodland  Partners,  Woodland  Fund,
     Seneca, Wheatley,  Wheatley Foreign, Rev-Wood, and Brookwood, except to the
     extent  of  his  respective  equity  interests  therein.   Mr.  Rubenstein,
     individually, purchased 370,370 units in the 2001 Private Placement.

(3)  Two-thirds of such shares of common stock are issuable upon the exercise of warrants.

(4)  Based upon  information  contained in the  Wheatley  13D and certain  other information. Includes 777,777 shares of common stock issuable upon exercise of warrants held by  Brookwood.  Barry  Rubenstein is a general  partner of
     Brookwood,  and he may be deemed to share voting and dispositive power over the shares  beneficially  owned by Brookwood.  Brookwood  purchased 370,371 units in the 2001 Private Placement.

(5)  Based upon  information  contained in the  Wheatley  13D and certain  other information.  Includes  1,166,667  shares of  common  stock  issuable  upon exercise  of warrants  and held by Seneca.  Barry  Rubenstein  is a general partner of  Seneca,  and he may be deemed to share  voting and  dispositive power  over the  shares  beneficially  owned by  Seneca.  Seneca  purchased
     455,556 units in the 2001 Private Placement.

                                       14

(6)  Based upon information  contained in the Wheatley 13D. Includes (a) 342,222 shares of common stock  issuable upon exercise of warrants held by Wheatley
     Foreign, and (b) 3,935,555 shares of common stock issuable upon exercise of warrants held by Wheatley.  Wheatley Foreign disclaims beneficial ownership of the  securities  held by Wheatley.  Barry  Rubenstein is a member of the general  partner of each of Wheatley  Foreign and  Wheatley,  and he may be deemed to share voting and dispositive  power over the shares  beneficially owned by Wheatley  Foreign and  Wheatley.  Wheatley  and  Wheatley  Foreign
     purchased an aggregate of 2,037,037 units in the 2001 Private Placement.

(7)  Based upon  information  contained in the  Wheatley  13D and certain  other information. Includes 777,777 shares of common stock issuable upon exercise of  warrants  held by  Woodland  Partners.  Barry  Rubenstein  is a general partner  of  Woodland  Partners,  and he may be deemed to share  voting and dispositive power over the shares  beneficially owned by Woodland Partners.
     Woodland Partners purchased 370,371 units in the 2001 Private Placement.

(8)  Based upon  information  contained in the  Wheatley  13D and certain  other information.  Includes  1,166,667  shares of  common  stock  issuable  upon exercise of warrants held by Woodland Fund.  Barry  Rubenstein is a general partner  of  Woodland  Fund,  and he may be  deemed  to  share  voting  and dispositive  power over the shares  beneficially  owned by  Woodland  Fund.
     Woodland Fund purchased 455,556 units in the 2001 Private Placement.

(9)  With respect to shares beneficially owned prior to the Offering, represents shares  of  common  stock  issuable  upon  exercise  of an  option  held by
     EarlyBirdCapital, Inc. ("EBC"). With respect to maximum number of shares to be offered for resale,  consists of the shares  reflected in the  preceding sentence  and shares  underlying  a warrant  that is  issuable  to EBC upon exercise of an option.

(10) Based upon information  contained in the Wheatley 13D and a Form 4 filed by
     Mr.  Fingerhut and certain other  information.  Includes  777,778 shares of common stock issuable upon exercise of warrants held by Mr. Fingerhut. Also includes (i)  3,937,515  shares of common stock  issuable  upon exercise of warrants held by Wheatley, and (ii) 342,346 shares of common stock issuable upon exercise of warrants held by Wheatley Foreign. Mr. Fingerhut disclaims beneficial  ownership  of the  securities  held by  Wheatley  and  Wheatley
     Foreign,  except to the extent of his respective equity interests  therein.
     Mr.  Fingerhut  individually  purchased  370,370  units in the 2001 Private
     Placement.

(11) Based upon  information  contained  in the Wheatley 13D and Form 4 filed by
     Mr. Lieber and certain other information. Includes 809,491 shares of common stock issuable upon exercise of options held by Mr.  Lieber.  Also includes
     (i)  3,935,555  shares of common stock  issuable  upon exercise of warrants held by Wheatley,  and (ii) 342,222  shares of common stock  issuable  upon exercise  of  warrants  held by  Wheatley  Foreign,  of  which  Mr.  Lieber disclaims  beneficial  ownership,  except to the  extent of his  respective equity interests  therein.  Mr. Fingerhut  individually  purchased  370,370 units in the 2001 Private Placement.

                                       15

            None of the selling  stockholders had any position,  office or other material  relationship  with us during  the past  three  years  other  than with respect to the  purchases of  securities  in the 2001  Private  Placement or the other private placements described below.

                            OTHER PRIVATE PLACEMENTS

            In  addition  to the 2001  private  placement,  the  Company and its subsidiary  INTERNETQueryObject  Corporation  have  had  the  following  Private
Placements in the past three years:

            Between  October 1998 and February  1999, the Company sold 1,750,000 units at a purchase price of $2.00 per unit,  each unit  consisting of one share of Series A Preferred  Stock and a warrant to purchase  .83 of a share of common stock (the "Series A Private Placement"). Each share of Series A Preferred Stock was convertible  into 1.333 shares of common stock. An affiliate of EBC received options to purchase 57,908 units in the Series A Private Placement.

            Between October 1998 and February 1999, the Company sold 10 units at a purchase price of $100,000 per unit,  each unit consisting of 10,000 shares of
Series B Preferred Stock and a warrant to purchase an aggregate of 41,667 shares of common stock at a per share exercise price equal to
$1.50 (the "Series B Private Placement"). Each share of Series B Preferred Stock was convertible  into 6.666 shares of common stock. An affiliate of EBC received options to purchase 3,333 units in the Series B Private Placement.

            Between  June  and  August  1999,  the  Company  sold 45  units at a purchase  price of  $100,000  per unit,  each unit  consisting  of 100 shares of
Series C Preferred Stock and a warrant to purchase 33,333 shares of common stock at a  per  share  exercise  price  equal  to  $2.5875  (the  "Series  C  Private
Placement").  Each share of Series C Preferred Stock was convertible  into 386.5 shares of common stock. EBC received an option to purchase 114,976 shares in the
Series C Private Placement.

            In April 2000,  INTERNETQueryObject  Corporation  sold 70 units at a purchase price of $100,000 per unit,  each unit  consisting of 125,000 shares of
IQO Series A Preferred  Stock each share  convertible  into one (1) share of IQO common stock and a warrant to purchase  125,000  shares of common stock at a per share exercise price equal to $1.00 (the "IQO Private Placement").  EBC received an option to purchase 492,500 shares in the IQO Private Placement.

            All of the  securities  issued or  granted  in the  Series A Private
Placement,  Series B Private  Placement and Series C Private Placement have been converted or exercised into common stock.

            Certain   selling   stockholders   purchased   securities   in   the
above-described private placements.  The following table sets forth each selling stockholder who participated in the above-described private placements, the name of the private placement and the number of units purchased.

                                       16

                                                                                    Number of Units
Name of Selling Stockholder                   Private Placement                      Purchased
---------------------------                   -----------------                      ---------
Wheatley and Wheatley Foreign                  Series A Private                       00,000
(in the aggregate)                             Placement
Wheatley and Wheatley Foreign                  Series C Private                           12
(in the aggregate)                             Placement
Wheatley                                       IQO Private Placement                      12
Seneca                                         Series A Private                       25,000
                                               Placement
Seneca                                         Series B Private                             .4
                                               Placement
Seneca                                         Series C Private                            1.5
                                               Placement
Seneca                                         IQO Private Placement                       1.5
Woodland Fund                                  Series A Private                       25,000
                                               Placement

                                       17

Woodland Fund                                  Series B Private                             .4
                                               Placement
Woodland Fund                                  Series C Private                            2
                                               Placement
Woodland Fund                                  IQO Private Placement                       2.6
Barry Rubenstein                               Series A Private                       50,000
                                               Placement
Barry Rubenstein                               Series C Private                            1
                                               Placement
Barry Fingerhut                                Series C Private                            1
                                               Placement
Barry Fingerhut                                IQO Private Placement                       1
Irwin Lieber                                   Series C Private                            1
                                               Placement
Irwin Lieber                                   IQO Private Placement                       2
Woodland Partners                              Series C Private                            1
                                               Placement
Woodland Partners                              IQO Private Placement                       3
Brookwood                                      Series C Private                             .5
                                               Placement
Brookwood                                      IQO Private Placement                       1.5

            The  following  table names the  ultimate  beneficial  owners of the shares  of our  common  stock  for  those  selling  stockholders  that  are  not individuals.

NAME OF THE ENTITY                       INFORMATION

Wheatley Partners, L.P.                  Mr. Barry Rubenstein
                                         Mr. Irwin Lieber
                                         Mr. Barry Fingerhut
                                         Mr. Jonathan Lieber
                                         Mr. Seth Lieber
Wheatley Foreign Partners, L.P.          Mr. Barry Rubenstein
                                         Mr. Irwin Lieber
                                         Mr. Barry Fingerhut
                                         Mr. Jonathan Lieber
                                         Mr. Seth Lieber

Dalewood Associates L.P.                 Dalewood  Associates,  Inc., a Delaware
                                         corporation,  is the general partner of
                                         Dalewood  Associates  L.P. The officers
                                         and  directors of Dalewood  Associates,
                                         Inc. are Mr. David  Nussbaum  (Chairman
                                         and Chief Executive Officer), Mr. Peter
                                         Kent (Chief Operating Officer and Chief
                                         Financial Officer),  Ms. Deborah Novick
                                         (Senior Vice  President and  Secretary)
                                         and  Mr.  Steven  Levine  (Senior  Vice
                                         President).

Dalewood 2 Private Technology Limited    EarlyBirdCapital     Management.    The
                                         officers of EarlyBirdCapital Management
                                         are Mr.  Peter  Kent  and  Mr.  Joachim
                                         Stahler.

EarlyBirdCapital, Inc.                   The officers of EarlyBirdCapital,  Inc.
                                         are  Mr.  David  Nussbaum,   Mr.  Steve
                                         Levine and Mr. Peter Kent.

Woodland Partners                        Mr. Barry Rubenstein
                                         Mrs. Marilyn Rubenstein
Woodland Venture Fund                    Mr. Barry Rubenstein
Brookwood Partners, L.P.                 Mr. Barry Rubenstein
                                         Mrs. Marilyn Rubenstein

Seneca Ventures                          Mr. Barry Rubenstein
Flemington Fur Co., LLC                  Mr. Robert E. Benjamin
                                         Mr. S.R. Benjamin
                                         Mr. Stanley Blum (all members of the LLC)

Stourbridge Investments Ltd.             Mr.  Kalis  Shvarcbir   (President  and
                                         Secretary)    Mr.    Steve    Schnipper
                                         (Portfolio Manager).

Peconic Fund Ltd.                        Mr. Jeff M. Solomon

                                       18

                 INFORMATION RELATING TO EARLYBIRDCAPITAL, INC.

            EBC served as the  broker  dealer  for the 2001  Private  Placement.
Based upon  information  contained in a report on a Schedule 13G (the "Firebrand
13G"),  filed  jointly  by  Firebrand  Financial  Group,  Inc.  ("FFGI"),   EBC,
EarlyBirdCapital.com,  Inc. ("EBC.com"), Dalewood Associates, Inc. ("Dalewood"),
Dalewood  Associates,  LP  ("Dalewood  LP") and  Dalewood  2 Private  Technology
Limited  ("Dalewood  2"). FFGI is the majority  shareholder of EBC.com.  EBC.com wholly-owns Dalewood and EBC. Dalewood is the general partner of Dalewood LP and the  investment  manager  for  Dalewood  2. EBC  acquired  their  securities  as compensation  for their  services  as the  broker  dealer  for the 2001  Private
Placement.  Dalewood LP and Dalewood 2 acquired  their  securities in connection with their investment in the 2001 Private Placement.

                              PLAN OF DISTRIBUTION

            This  offering  is  self-underwritten;  neither  we nor the  selling stockholders  have employed an  underwriter  for the sale of common stock by the selling  stockholders.  We  will  bear  all  expenses  in  connection  with  the preparation of this Prospectus.  The selling stockholders will bear all expenses associated with the sale of their common stock.

            The  selling  stockholders  may offer their  shares of common  stock directly  or  through  pledgees,  donees,  transferees  or other  successors  in interest in one or more of the following transactions:

          o    On any stock  exchange on which the shares of common stock may be listed at the time of sale

          o    In negotiated transactions

          o    In the over-the-counter market

          o    In a combination of any of the above transactions

                                       19

            The selling  stockholders  may offer their shares of common stock at any of the following prices:

          o    Fixed prices that may be changed

          o    Market prices prevailing at the time of sale

          o    Prices related to such prevailing market prices

          o    At negotiated prices

            The selling  stockholders  may effect such  transactions  by selling shares to or through broker- dealers,  and all such  broker-dealers  may receive compensation  in the form of discounts,  concessions,  or  commissions  from the selling  stockholders  and/or the  purchasers of shares of common stock for whom such  broker-dealers  may act as agents or to whom they sell as  principals,  or both (which compensation as to a particular  broker-dealer might be in excess of customary commissions).

            Any   broker-dealer   acquiring   common   stock  from  the  selling
stockholders  may sell the shares either directly,  in its normal  market-making activities, through or to other brokers on a principal or agency basis or to its customers. Any such sales may be at prices then prevailing on the American Stock
Exchange or at prices related to such prevailing  market prices or at negotiated prices  to  its  customers  or  a  combination  of  such  methods.  The  selling stockholders and any broker-dealers  that act in connection with the sale of the common stock hereunder might be deemed to be "underwriters"
within the  meaning of Section  2(11) of the  Securities  Act;  any  commissions received  by them and any profit on the resale of shares as  principal  might be deemed to be underwriting  discounts and  commissions  under the Securities Act.
Any  such  commissions,  as well  as  other  expenses  incurred  by the  selling
stockholders  and  applicable   transfer  taxes,  are  payable  by  the  selling
stockholders.

            The selling  stockholders  reserve the right to accept, and together with any  agent of the  selling  stockholder,  to reject in whole or in part any proposed  purchase of the shares of common stock. The selling  stockholders will pay any sales  commissions  or other  seller's  compensation  applicable to such transactions.

            We have not  registered  or qualified  offers and sales of shares of the common stock under the laws of any country other than the United States.  To comply  with  certain  states'  securities  laws,  if  applicable,  the  selling stockholders  will  offer  and  sell  their  shares  of  common  stock  in  such jurisdictions  only  through  registered  or  licensed  brokers or  dealers.  In addition,  in certain  states  the  selling  stockholders  may not offer or sell shares of common stock unless we have  registered  or qualified  such shares for sale in such  states  or we have  complied  with  an  available  exemption  from registration or qualification.

            The selling shareholders have represented to us that any purchase or sale of shares of common stock by them will comply with Regulation M promulgated under the  Securities  Exchange Act of 1934,  as amended.  In general,  Rule 102 under  Regulation  M  prohibits  any person  connected  with a  distribution  of securities  (a  "Distribution")  from  directly or  indirectly  bidding  for, or purchasing for any account in which he or she has a beneficial interest,  any of such  securities or any right to purchase such  securities,  for a period of one business  day before and after  completion  of his or her  participation  in the distribution (we refer to that time period as the "Distribution Period").

                                       20

            During  the  Distribution   Period,  Rule  104  under  Regulation  M
prohibits  the  selling  stockholders  and  any  other  persons  engaged  in the
Distribution  from engaging in any  stabilizing  bid or purchasing of our common stock  except for the purpose of  preventing  or retarding a decline in the open market  price of our common  stock.  No such  person may effect any  stabilizing transaction  to facilitate  any offering at the market.  Inasmuch as the selling shareholders  will be  reoffering  and reselling our common stock at the market,
Rule  104  prohibits  them  from  effecting  any   stabilizing   transaction  in
contravention of Rule 104 with respect to our common stock.

            There can be no assurance  that the selling  stockholders  will sell any or all of the shares offered by them hereunder or otherwise.

                                  LEGAL MATTERS

            Certain legal matters in connection  with the issuance of the shares of common stock  offered  hereby have been passed upon for the Company by Olshan
Grundman  Frome  Rosenzweig & Wolosky LLP, 505 Park Avenue,  New York,  New York
10022.

                                     EXPERTS

            The   consolidated   financial   statements   incorporated  in  this
Prospectus by reference to the Annual Report on Form 10- KSB/AAA of  QueryObject
Systems  Corporation  for the year ended  December 31, 2000, as amended July 19,
2001,  have been so  incorporated  in  reliance  on the  report  (which  contain explanatory  paragraphs relating to the Company's ability to continue as a going concern  and the  revision  to the  December  31,  2000  Consolidated  Financial
Statements,  as  described  in  Note  2  and  paragraph  5 of  Note  1,  to  the
Consolidated Financial Statements,  respectively) of PricewaterhouseCoopers LLP, independent  accountants,  given on the  authority  of said firm as  experts  in auditing and accounting.

                                       21

================================================================================
No dealer,  salesman or other person has been authorized to give any information or to make any  representations  other than those  contained in this  prospectus and, if given or made, such other  information and  representations  must not be relied upon as having been authorized by us. This prospectus does not constitute an offer or  solicitation  by anyone in any  state in which  such  person is not authorized,  or in which the person  making  such offer or  solicitation  is not qualified  to do so, or to any person to whom it is  unlawful to make such offer or solicitation. The delivery of this prospectus at any time does not imply that the information  herein is correct as of any time subsequent to the date hereof.
We have not  authorized  any  dealer,  salesperson  or other  person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information.  This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful.

                                39,593,888 SHARES

                         QUERYOBJECT SYSTEMS CORPORATION

                                  COMMON STOCK

                                   PROSPECTUS

                                  July 19, 2001

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.
--------    -------------------------------------------

       The expenses in  connection  with the issuance  and  distribution  of the securities being registered, all of which will be paid by the Registrant, are as follows:

SEC Registration Fee................................................  $ 4,699.16
Accounting Fees and Expenses........................................  $10,000.00
Legal Fees and Expenses.............................................  $20,000.00
Blue Sky Fees and Expenses..........................................  $10,000.00
Miscellaneous Expenses..............................................     $300.84
Total...............................................................  $45,000.00
                                                                      ==========

Item 15.    Indemnification of Directors and Officers

       As  permitted by the  Delaware  General  Corporation  Law  ("DGCL"),  the
Company's  Certificate  of  Incorporation,   as  amended,  limits  the  personal
liability  of a director  or officer to the  Company  for  monetary  damages for breach of fiduciary duty of care as a director.  Liability is not eliminated for
(i)  any  breach  of the  director's  duty  of  loyalty  to the  Company  or its stockholders,  (ii)  acts  or  omissions  not in good  faith  or  which  involve intentional  misconduct or a knowing violation of law, (iii) unlawful payment of dividends or stock purchase or redemptions  pursuant to Section 174 of the DGCL, or (iv) any  transaction  from which the director  derived an improper  personal benefit.

       The Company has also entered into indemnification agreements with each of its directors and executive  officers.  The  indemnification  agreements provide that the  directors and executive  officers will be  indemnified  to the fullest extent  permitted by applicable law against all expenses  (including  attorneys'
fees),  judgments,  fines and  amounts  reasonably  paid or incurred by them for settlement in any threatened,  pending or completed action,  suit or proceeding, including any derivative  action,  on account of their services as a director or officer  of the  Company  or of any  subsidiary  of the  Company or of any other company or  enterprise  in which they are serving at the request of the Company.
No  indemnification  will be  provided  under  the  indemnification  agreements, however, to any director or executive officer in certain limited  circumstances, including on account of knowingly fraudulent,  deliberately dishonest or willful misconduct.  To the  extent the  provisions  of the  indemnification  agreements exceed the  indemnification  permitted by applicable  law, such provision may be unenforceable  or may be  limited  to the  extent  they are  found by a court of competent jurisdiction to be contrary to pubic policy.

                                       22

DELAWARE LAW

            The Company is subject to Section 203 of the DGCL, which prevents an
"interested  stockholder" (defined in Section 203, generally, as a person owning
15% or more of a  corporation's  outstanding  voting  stock) from  engaging in a
"business combination" with a publicly-held Delaware corporation for three years following  the date such person became an interested  stockholder,  unless:  (i)
before such person became an interested  stockholder,  the board of directors of the  corporation  approved the  transaction in which the interested  stockholder became an interested stockholder or approved the business combination; (ii) upon consummation  of the transaction  that resulted in the interested  stockholder's becoming an interested stockholder, the interested stockholder owns at least 85%
of the voting stock of the  corporation  outstanding at the time the transaction commenced (subject to certain exceptions), or (iii) following the transaction in which such person became an interested stockholder,  the business combination is approved  by the board of  directors  of the  corporation  and  authorized  at a meeting of  stockholders  by the  affirmative  vote of the holders of 66% of the outstanding  voting  stock  of the  corporation  not  owned  by  the  interested stockholder. A "business combination" includes mergers, stock or asset sales and
other   transactions   resulting  in  a  financial  benefit  to  the  interested
stockholder.

       The  provisions  of  Section  203 of the DGCL  could  have the  effect of delaying, deferring or preventing a change in the control of the Company.

Item 16.    Exhibits.
-------     --------

            Exhibit Index

4.5     Form  of  Warrant  issued  in  connection  with  the  private  placement consummated in February and April 2001.*

4.8     Form of Unit  Purchase  Option  granted  to  EarlyBirdCapital,  Inc.  in connection with the private placement  consummated in February and April
        2001.*

4.9     Agency Agreement between the Company and the Placement Agent dated as of
        January 22, 2001.*

5       Opinion of Olshan  Grundman Frome  Rosenzweig & Wolosky LLP with respect to the securities registered hereunder.*

23(a)   Consent of PricewaterhouseCoopers LLP.

23(c)   Consent of Olshan Grundman Frome  Rosenzweig & Wolosky LLP (included within
        Exhibit 5).*

24(a)   Powers of Attorney  (included on the Signature page to the  Registration
        Statement).*

------------------
*      Previously filed

                                      II-2

Item 17.                Undertakings

            The undersigned registrant hereby undertakes:

(1)         To file,  during any period in which offers or sales are being made, a post-effective  amendment to this registration  statement to include any material  information  with  respect  to  the  plan  of  distribution  not previously disclosed in the registration  statement or any material change to such information in the registration statement.

(2)         That,  for the  purpose  of  determining  any  liability  under  the
      Securities Act of 1933, each such post-effective amendment shall be deemed to be a new  registration  statement  relating to the  securities  offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from  registration by means of a post-effective  amendment any  of  the  securities  being  registered  which  remain  unsold  at the termination of the offering.

       The  undersigned  registrant  hereby  undertakes  that,  for  purposes of determining  any liability  under the Securities Act of 1933, each filing of the registrant's  annual report pursuant to Section 13(a) or 15(d) of the Securities
Exchange Act of 1934 (and, where applicable,  each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange act of
1934) that is incorporated by reference in the  registration  statement shall be deemed to be a new  registration  statement  relating to the securities  offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification  for liabilities  arising under the Securities
Act of 1933 may be permitted to directors,  officers and controlling  persons of
the  registrant  pursuant  to  the  foregoing  provisions,   or  otherwise,  the
registrant  has been advised that in the opinion of the  Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore,  unenforceable. In the event that a claim for indemnification against  each such  liabilities  (other  than the payment by the  registrant  of expenses  incurred or paid by a director,  officer or controlling  person of the registrant  in the  successful  defense of any action,  suit or  proceeding)  is asserted by such director,  officer or controlling person in connection with the securities being  registered,  the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent,  submit to a court of appropriate  jurisdiction the question whether such  indemnification by it is against  public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      II-3

                                   SIGNATURES

       In accordance  with the  requirements  of the Securities Act of 1933, the
Registrant certifies that it has reasonable grounds to believe that it meets all of the  requirements  of filing  on Form S-3 and  authorizes  this  Registration
Statement to be signed on its behalf by the  undersigned,  the City of New York,
State of New York, on the 19th day of July, 2001.

                                           QUERYOBJECT SYSTEMS CORPORATION
                                           -------------------------------
                                                       (Registrant)

                                           By:/s/ Robert Thompson
                                              ----------------------------------
                                              Robert Thompson
                                              President and Chief Executive Officer

                                POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS,  that each person whose signature appears below  constitutes  and appoints each of Robert  Thompson and Daniel M. Pess his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution,  for and in his or her  name,  place and  stead,  in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same,  with all exhibits  thereto,  and other  documents in  connection therewith,  with the  Securities  and Exchange  Commission,  granting  unto said attorney-in-fact  and agent, full power and authority to do and perform each and every act and thing requisite necessary to be done in and about the premises, as fully to all  intents  and  purposes  as he or she might or could do in  person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

       Pursuant  to  the  requirements  of the  Securities  Act  of  1933,  this
Registration  Statement  has  been  signed  by  the  following  persons  in  the capacities and on the date indicated.

      Signature                              Title                                Date

/s/ Robert Thompson              President and Chief Executive Officer          July 19, 2001
-----------------------------    (Principal Executive Officer)
Robert Thompson

/s/ Joseph M. Valley, Jr.        Director and President and Chief               July 19, 2001
-----------------------------    Operating Officer
Joseph M. Valley, Jr.

                                      II-4

/s/ Daniel M. Pess               Director and Executive Vice President          July 19, 2001
-----------------------------    and Chief Financial Officer (Principal
Daniel M. Pess                   Financial Officer and Principal
                                 Accounting Officer)

/s/ Andre Szykier*               Director                                       July 19, 2001
-----------------------------
Andre Szykier

/s/ Rino Bergonzi*               Director                                       July 19, 2001
-----------------------------
Rino Bergonzi

/s/ Alan W. Kaufman*             Director                                       July 19, 2001
-----------------------------
Alan W. Kaufman

/s/ Amy L, Newmark*              Director                                       July 19, 2001
-----------------------------
Amy L. Newmark

/s/ Daniel Pess
-----------------------------
* Attorney-in-fact

                                      II-5

Exhibits.
--------

            Exhibit Index

     4.5  Form of  Warrant  issued  in  connection  with the  private  placement consummated in February and April 2001.*

     4.8  Form of Unit  Purchase  Option  granted to  EarlyBirdCapital,  Inc. in connection  with the private  placement  consummated  in February  and
          April 2001.*

     4.9  Agency Agreement  between the Company and the Placement Agent dated as of January 22, 2001.*

     5    Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP with respect to the securities registered hereunder.*

     23(a) Consent of PricewaterhouseCoopers LLP.

     23(c)Consent of Olshan  Grundman  Frome  Rosenzweig & Wolosky LLP (included within Exhibit 5).*

     24(a)Powers  of  Attorney   (included   on  the   Signature   page  to  the
          Registration Statement).*

------------------
*      Previously filed

                                      II-6